American Skandia Trust
For the period ended 12/31/06
File number 811-5186
SUB-ITEM 77D
                       AMERICAN SKANDIA TRUST

               Supplement dated August 25, 2006 to the
         Statement of Additional Information dated May 1, 2006


This supplement sets forth changes to the American Skandia Trust ("AST") Statement of Additional Information ("SAI") dated May 1, 2006. All of the Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the AST SAI and should be retained for future reference.

I. Fee Waivers & Subsidies

The section of Part I of the SAI entitled "Management & Advisory
Arrangements-Fee Waivers/Subsidies" is hereby deleted in its entirety and replaced with the following:

PI may from time to time waive or subsidize all or a portion of its management fee and/or subsidize all or a portion of the operating expenses of the Portfolios. Fee waivers and subsidies will increase a Portfolio's return. All other expenses attributable to these Portfolios are borne by PI.

Effective as of July 1, 2006, PI has voluntarily agreed to waive a portion of its management fee and/or limit expenses (expressed as a percentage of average daily net assets) for certain Portfolios of the Fund, as set forth in the table below. These arrangements may be discontinued or otherwise modified at any time.

Fee Waivers and/or Expense Limitations

PORTFOLIO                                 FEE WAIVER AND/OR
                                          EXPENSE LIMITATION

AST AllianceBernstein Core Value          Limit Portfolio expenses to 1.25%
AST AllianceBernstein Growth & Income     Limit Portfolio expenses to 1.25%
AST AllianceBernstein Managed Index 500   Limit Portfolio expenses to 0.80%
AST American Century Income & Growth      Limit Portfolio expenses to. 1.25%
AST Cohen & Steers Realty                 Limit Portfolio expenses to 1.45%
AST DeAM Large-Cap Value                  Limit Portfolio expenses to 1.25%
AST DeAM Small-Cap Value                  Limit Portfolio expenses to 1.14%
AST DeAM Small-Cap Growth                 Limit Portfolio expenses to 1.35%
AST Federated Aggressive Growth           Limit Portfolio expenses to 1.35%
AST Global Allocation                     Limit Portfolio expenses to 0.35%
AST Goldman Sachs Concentrated Growth     Limit Portfolio expenses to 0.86%
AST Goldman Sachs Mid-Cap Growth          Limit Portfolio expenses to 1.12%
AST Goldman Sachs Small-Cap Value         Limit Portfolio expenses to 1.35%
AST High Yield                            Limit Portfolio expenses to 0.88%
AST JPMorgan International Equity         Limit Portfolio expenses to 1.01%
AST LSV International Value               Limit Portfolio expenses to 1.50%
AST Large-Cap Value                       Limit Portfolio expenses to 1.20%
AST Lord-Abbett Bond Debenture            Limit Portfolio expenses to 0.88%
AST MFS Global Equity                     Limit Portfolio expenses to 1.18%
AST MFS Growth                            Limit Portfolio expenses to 1.35%
AST Marsico Capital Growth                Limit Portfolio expenses to 1.35%
AST Mid-Cap Value                         Limit Portfolio expenses to 1.45%
AST Money Market                          Limit Portfolio expenses to 0.56%
AST Neuberger Berman Mid-Cap Growth       Limit Portfolio expenses to 1.25%
AST PIMCO Total Return Bond               Contractually limit
                                          Portfolio expenses to 1.05%
AST PIMCO Limited Maturity Bond           Limit Portfolio expenses to 1.05%
AST Small-Cap Growth                      Limit Portfolio expenses to 1.07%
AST Small-Cap Value                       Limit Portfolio expenses to 1.30%
AST T. Rowe Price Asset Allocation        Limit Portfolio expenses to 1.25%
AST T. Rowe Price Global Bond             Limit Portfolio expenses to 1.75%
AST T. Rowe Price Large-Cap Growth        Limit Portfolio expenses to 1.45%
AST T. Rowe Price Natural Resources       Limit Portfolio expenses to 1.35%
AST William Blair International Growth    Limit Portfolio expenses to 1.75%
AST Aggressive Asset Allocation Portfolio Limit Portfolio expenses to 0.20%
AST Capital Growth Asset Allocation       Limit Portfolio expenses to 0.20%
Portfolio
AST Balanced Asset Allocation Portfolio   Limit Portfolio expenses to 0.20%
AST Conservative Asset Allocation         Limit Portfolio expenses to 0.20%
Portfolio
AST Preservation Asset Allocation         Limit Portfolio expenses to 0.20%
Portfolio



Effective as of July 1, 2006, for each of the Portfolios of the Fund except the AST
Global Allocation Portfolio and the AST Asset
Allocation Portfolios, 0.03% of the
0.10% administrative services fee is voluntarily waived. The AST Global Allocation
Portfolio and the AST Asset Allocation Portfolio do not pay this 0.10% administrative service fee. This waiver is subject to the expense limitations set forth in the preceding table.

II. Subadvisor: High Yield Portfolio

Goldman Sachs Asset Management, L.P. (GSAM) is no longer a subadvisor to the AST High Yield Portfolio. All references and information pertaining to GSAM are hereby deleted .

III. New Subadvisor & New Portfolio Name: AST LSV International Value
Portfolio

The name of the Portfolio will change on or about November 13, 2006 to AST International Value Portfolio. Effective on or about November 13, 2006 all references to AST LSV International Value Portfolio are replaced by references to AST International Value Portfolio.

Effective on or about November 17, 2006, Thornburg Investment
Management, Inc. ("Thornburg") will join LSV Asset Management ("LSV") as a sub-advisor to the AST International Value Portfolio.

To reflect the addition of Thornburg as a sub-advisor, the indicated sections of the SAI are revised effective on or about November 17, 2006.


ASTSAISUP1




The table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" is hereby amended by adding the following information pertaining to Thornburg:

PORTFOLIO                   SUBADVISER       FEE*
AST International Value     Thornburg        0.35% on aggregate assets
                                             to $100 million
                                             0.30% on aggregate assets
                                             over $100 million**

**For purposes of the fee calculation, the assets of the Portfolio are aggregated with assets of all other mutual funds in the fund complex subadvised by Thornburg.


The section of the SAI entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Other Accounts and Fund Ownership" is hereby amended by adding the following information pertaining to Thornburg:

AST INTERNATIONAL VALUE PORTFOLIO

SUBADVISER: Thornburg Investment Management, Inc.
PORTFOLIO MANAGER(S): William V. Fries, CFA
REGISTERED INVESTMENT COMPANIES:
27 registered investment companies with $10.9 billion in assets under management
OTHER POOLED INVESTMENT VEHICLES:
21 other pooled investment vehicles with $2.9 billion in assets under management
OTHER ACCOUNTS:
4,598 other accounts with $3.2 billion in assets under management
OWNERSHIP OF FUND SECURITIES: None

SUBADVISER: Thornburg Investment Management, Inc.
PORTFOLIO MANAGER(S): Wendy Trevisani
REGISTERED INVESTMENT COMPANIES:
13 registered investment companies with $6.4 billion in assets under management
OTHER POOLED INVESTMENT VEHICLES:
14 other pooled investment vehicles with $1.5 billion in assets under management
OTHER ACCOUNTS:
2,428 other accounts with $1.5 billion in assets under management
OWNERSHIP OF FUND SECURITIES: None

SUBADVISER: Thornburg Investment Management, Inc.
PORTFOLIO MANAGER(S): Lei Wang, CFA
REGISTERED INVESTMENT COMPANIES:
9 registered investment companies with $6.4 billion in assets under management
OTHER POOLED INVESTMENT VEHICLES:
10 other pooled investment vehicles with $1.4 billion in assets under management
OTHER ACCOUNTS:
2 other accounts with $127.4 million in assets under management
OWNERSHIP OF FUND SECURITIES:
None

The section of the SAI entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Compensation and Conflicts of Interest" is hereby amended by adding the following information pertaining to Thornburg:

Compensation

The compensation of the portfolio manager includes an annual salary, annual bonus, and company-wide profit sharing. The portfolio manager also owns equity shares in the investment manager, Thornburg. Both the salary and bonus are reviewed approximately annually for comparability with salaries of other portfolio managers in the industry, using survey data obtained from compensation consultants. The annual bonus is subjective. Criteria that are considered in formulating the bonus include, but are not limited to, the following: revenues available to pay compensation of the portfolio manager, including the fund; multiple year historical total return of accounts managed by the portfolio manager,

ASTSAISUP1



including the fund, relative to market performance and similar funds; single year historical total return of accounts managed by the portfolio manager, including the fund, relative to market performance and similar funds; the degree of sensitivity of the portfolio manager to potential tax liabilities created for account holders in generating returns, relative to overall return. There is no material difference in the method used to calculate the portfolio manager's compensation with respect to the fund and other accounts managed by the portfolio manager, except that certain accounts managed by the portfolio manager may have no income or capital gains tax considerations. To the extent that the portfolio manager realizes benefits from capital appreciation and dividends paid to shareholders of the investment manager, such benefits accrue from the overall financial performance of the investment manager

Conflicts of Interest

Most investment advisors and their portfolio managers manage investments for multiple clients, including mutual funds, private accounts, and retirement plans. In any case where a portfolio manager manages the investments of two or more accounts, there is a possibility that conflicts of interest could arise between the portfolio manager's management of the fund's investments and the manager's management of other accounts. These conflicts could include:

Allocating a favorable investment opportunity to one account but not another.

Directing one account to buy a security before purchases through other accounts increase the price of the security in the marketplace.

Giving substantially inconsistent investment directions at the same time to similar accounts, so as to benefit one account over another.

Obtaining services from brokers conducting trades for one account, which are used to benefit another account.



The fund's investment manager, Thornburg Investment Management, Inc. ("Thornburg") has informed the fund that it has considered the likelihood that any material conflicts of interest could arise between the portfolio manager's management of the fund's investments and the portfolio manager's management of other accounts. As of December 31, 2005, Thornburg has also informed the fund that it has not identified any such conflicts that may arise, and has concluded that it has implemented policies and procedures to identify and resolve any such conflict if it did arise.

Appendix II to the SAI, entitled "Proxy Voting Policies of the
Subadvisers" is hereby amended by adding the following information pertaining to Thornburg:

Thornburg Investment Management, Inc. Proxy Voting Policy and Procedures

This policy has been adopted by Thornburg Investment Management, Inc.
to facilitate the voting of proxies relating to portfolio securities in what it perceives to be the best interests of persons for whom Thornburg Investment Management performs investment management services and is authorized or required to vote or consider voting proxies. Thornburg Investment Trust has delegated to Thornburg Investment Management, Inc. the authority to vote proxies relating to its portfolio securities in accordance with this policy.
This policy is intended by Thornburg Investment Management, Inc. to constitute "written policies and procedures" as described in Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended.
This policy

ASTSAISUP1



is intended by Thornburg Investment Trust to constitute proxy voting policies and procedures referred to in Item 13 of Form N-lA adopted under the Investment Company Act of 1940, as amended.
Definitions
"Account" means any discrete account or portfolio as to which TIM has discretionary investment authority. An Investment Client may have multiple Accounts. Each series of any Investment Company as to which TIM is the adviser or subadviser is an Account.

"Chief Compliance Officer" means the Chief Compliance Officer of TIM.

"Conflict of Interest" means as to any Account, any conflict between a pecuniary interest of TIM or any affiliate, and the duties of TIM to the Investment Client who is the owner of the Account.

"ERISA" means the Employee Retirement Income Security Act of 1975, as amended. Reference to an "ERISA Account" means an account for an employee benefit plan governed by ERISA.

"Investment Client" means any person with whom TIM has a contract to perform discretionary investment management services, including a series of an Investment Company, and for whom TIM is authorized by the contract or required by applicable law to vote or consider voting securities in the Investment Client's Account.

"Investment Company" means a company registered as such under the Investment Company Act.

"President" means the president of TIM, or in the event of his unavailability any individual who is a vice president and managing director of TIM.

"Proxy Voting Coordinator" means the individual appointed from time to time by the President to perform the proxy voting coordination functions described in this Policy.

"Social Issues" means any issue presented for a vote of holders of any security which is held in an Account, which may reasonably be interpreted as (i) unrelated in any substantial respect to the voting objectives of this Policy, and (ii) intended to promote directly or indirectly the interests of persons who are not holders of the security.
"TIM" means Thornburg Investment Management, Inc.

"Voting Results" means the specific information described under the caption "Accumulating Voting Results."
Objective
This Policy defines procedures for voting securities in each Account managed by TIM, for the benefit of and in the best interest of the Investment Client. The objective of voting a security in each case under this Policy is to seek to enhance the value of the security, or to reduce potential for a decline in the security's value. This Policy does not prescribe voting requirements or specific voting considerations. Instead, this Policy provides procedures for assembling voting information and applying the informed expertise and judgment of TIM's personnel on a timely basis in pursuit of the above stated voting objectives.

A further element of this Policy is that while voting on all issues presented should be considered, voting on all issues is not required by this Policy unless specifically directed or required by a Client. Some issues presented for a vote of security holders may not be relevant to this Policy's voting objectives, or it may not be reasonably possible to ascertain what effect, if any, a vote on a given issue may have on the value of an investment. Accordingly, unless an Investment Client requires TIM to vote all proxies with respect to securities in an

ASTSAISUP1



Account, TIM may abstain from voting or decline a vote in those cases where there appears to be no relationship between the issue and the enhancement or preservation of an investment's value.
It is also important to the pursuit of the Policy's voting objectives that TIM be able to substitute its judgment in any specific situation for a presumption in this Policy where strict adherence to the presumption could reasonably be expected by TIM, based upon the information then available (including but not limited to media and expert commentary and outside professional advice and recommendations sought by TIM on the issue), to be inconsistent with the objectives of this Policy. Accordingly, TIM understands that it may substitute its judgment in a specific voting situation described in the preceding sentence, except where explicitly prohibited by the Investment Client or this Policy.
Proxy Voting Coordinator
The President shall appoint a Proxy Voting Coordinator. The Proxy Voting Coordinator shall discharge the following functions in effectuating this Policy:


(a)
Collecting and assembling proxy statements and other communications pertaining to proxy voting, together with proxies or other means of voting or giving voting instructions, and providing those materials to the appropriate portfolio managers to permit timely voting of proxies;

(b)
Collecting recommendations, analysis, commentary and other information respecting subjects of proxy votes, from service providers engaged by TIM and other services specified by portfolio managers, and providing this information to the appropriate portfolio managers to permit evaluation of proxy voting issues;

(c)
Providing to appropriate portfolio managers any specific voting instructions from Investment Clients;

(d)
Collecting proxy votes or instructions from portfolio managers, and transmitting the votes or instructions to the appropriate custodians, brokers, nominees or other persons (which may include proxy voting services or agents engaged by TIM);

(e)
Accumulating Voting Results as set forth in this Policy (which may be performed by proxy voting services or agents engaged by TIM) and transmitting or arranging for the transmission of that information in accordance with "Communicating Votes," below; and

(f)
Participating in the annual review of policy function as set forth in this Policy.
The Proxy Voting Coordinator may, with the President's approval, delegate any portion or all of any one or more of these functions to one or more other individuals employed by TIM. Any portion or all of any one or more of these functions may be performed by service providers engaged by TIM.
Assembling Voting Information
The Proxy Voting Coordinator shall obtain proxy statements and other communications pertaining to proxy voting, together with proxies or other means of voting or giving voting instructions to custodians, brokers, nominees, tabulators or others in a manner to permit voting on relevant issues in a timely manner. TIM may engage service providers and other third parties to assemble this information, digest or abstract the information where necessary or desirable, and deliver it to the portfolio managers or others to evaluate proxy voting issues.
Portfolio Managers
The portfolio manager responsible for management of a specific Account is responsible for timely voting (or determining not to vote in appropriate cases) proxies relating to securities in the Account in accordance with

ASTSAISUP1



this Policy. The President may exercise this authority in any instance. The portfolio manager or President may delegate voting responsibilities to one or more other portfolio managers or other individuals. Persons exercising voting authority under this paragraph are authorized to consider voting recommendations and other information and analysis from service providers (including proxy voting services) engaged by TIM.
Accumulating Voting Results
The Proxy Voting Coordinator is responsible for accumulating the following information as to each matter relating to a portfolio security held by any Account, considered at any shareholder meeting, and with respect to which the Account was entitled to vote:


(a) The name of the issuer of the portfolio security;
(b) The exchange ticker symbol of the portfolio security;
(c) The CUSIP number for the portfolio security;
(d) The shareholder meeting date;
(e) A brief identification of the matter voted on;
(g) Whether a vote was cast on the matter;
(h) How we cast the vote ( e.g. , for or against proposal, or abstain; for or withhold regarding election of directors); and
(i) Whether we cast the vote for or against management.

TIM may use third party service providers to record and cumulate the foregoing information. The Coordinator may, with the President's approval, delegate any portion or all of these functions to one or more other individuals employed by TIM.
Resolution of Conflicts of Interest
In any case where a portfolio manager determines that a proxy vote involves an actual Conflict of Interest, and the proxy vote relates to the election of a director in an uncontested election or ratification of selection of independent accountants, the portfolio manager shall vote the proxy in accordance with the recommendation of any proxy voting service engaged by TIM. If no such recommendation is available, or if the proxy vote involves any other matters, the portfolio manager shall immediately refer the vote to the Investment Client (or in the case of any Investment Company as to which TIM is the adviser or subadviser and is authorized to vote proxies, to the chairman of its audit committee) for direction on the voting of the proxy or consent to vote in accordance with the portfolio manager's recommendation. In all cases where such a vote is referred to the Investment Client, TIM shall disclose the Conflict of Interest to the Investment Client.
Communicating Votes
The Proxy Voting Coordinator shall (i) communicate to TIM's fund accounting department proxy voting information respecting votes on portfolio securities held by Investment Clients which are Investment Companies, sufficient to permit fund accounting to prepare Form N-PX filings for the Investment Companies; and (ii) provide in writing to any Investment Client requesting information on voting of proxies with respect to portfolio securities, the information described under the caption "Accumulating Voting Results," for the period or periods specified by the Investment Client. If the information requested by the Investment Client pertains to a period which is not readily available, or is not described above under the caption "Accumulating Voting

ASTSAISUP1



Results," the Proxy Voting Coordinator will confer with the Chief Compliance Officer. The Coordinator may, with the President's approval, delegate any portion or all of this function to one or more individuals employed by TIM. TIM may engage one or more service providers to facilitate timely communication of proxy votes. TIM is not responsible for voting proxies relating to proxy materials that are not forwarded on a timely basis. TIM does not control the setting of record dates, shareholder meeting dates, or the timing of distribution of proxy materials and ballots relating to shareholder votes.
Record of Voting Delegation
The Proxy Voting Coordinator shall maintain a list of all Accounts, with a specification as to each Account whether or not TIM is authorized to vote proxies respecting the Account's portfolio securities.

Comment on Voting

It is the Policy of TIM not to comment on specific proxy votes with respect to securities in an Account in response to inquiries from persons who are not specifically authorized representatives as to the Account. Attention is directed in this regard to the Thornburg Investment Management Internal Confidentiality and Privacy Protection Policy and the Thornburg Investment Trust Policy and Procedures for Disclosure of Portfolio Securities Holdings, as in effect from time to time. Customer service representatives and other persons who may receive such inquiries should advise persons presenting the inquiries that TIM does not comment on proxy voting, and that as to Investment Companies for which TIM is required to disclose proxy votes, the information is available on the Investment Company's website. The President may authorize comments in specific cases, in his discretion.

Joining Insurgent or Voting Committees

It is the policy of TIM, for itself and the Accounts, not to join any insurgent or voting committee or similar group. The President may approve participation in any such committee or group in his discretion, and shall advise the authorized representatives for the Account of any such action.

Social Issues

      It is the presumption of this Policy that proxies shall not be voted on Social Issues. The President may approve voting of any security in an Account on any Social Issue.
Annual Review of Policy Function

Pursuant to the review requirements of Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the Investment Company Act, the Chief Compliance Officer shall conduct a periodic review, no less often than annually, which shall comprise the following elements:


(a)Review a sample of the record of voting delegation maintained by the Proxy Voting Coordinator against Voting Results to determine if TIM is exercising its authority to vote proxies on portfolio securities held in the selected Accounts;


(b)Request and review voting data to determine if timely communication of proxy votes is reasonably accomplished during the period reviewed;


(c)Meet with the Proxy Voting Coordinator to review the voting of proxies, communication of proxy votes, accumulation of Voting Results and the general functioning of this Policy;


ASTSAISUP1

(d)Evaluate the performance of any proxy voting services or agents employed by TIM, including whether or not the service or agent maintains its independence with respect to companies the securities of which are the subject of voting recommendations, information or analysis from the service or agent; and


(e)Prepare written reports respecting the foregoing items to the President, the Trustees of Thornburg Investment Trust, and any
Investment Company Clients for which such a report is required.

Recordkeeping

The Proxy Voting Coordinator shall maintain the following records:


(i) Copies of this Policy as from time to time revised or supplemented;

(ii) A copy of each proxy statement that TIM receives regarding Investment Client securities. In maintaining a record of proxy statements referred to in this item, the Proxy Voting Coordinator may rely on obtaining copies from the Securities and Exchange Commission's EDGAR system;

(iii) Voting Results for each Investment Client;

(iv) A copy of any document created by TIM that was material to making a decision how to vote proxies on behalf of an Investment Client or that memorializes the basis for that decision;

(v) A copy of each written Investment Client request for information on how TIM voted proxies on behalf of the Investment Client, and a copy of any written response by TIM to any (written or oral) Investment Client request for information on how TIM voted proxies on behalf of the requesting Investment Client;

(vi) Communications to Investment Clients respecting Conflicts of
Interest; and
The Chief Compliance Officer shall maintain the following records:


(i) All written reports arising from annual reviews of policy function. The Proxy Voting Coordinator and Chief Compliance Officer shall maintain and preserve the foregoing records in an easily accessible place for a period of not less than five years (the first two years in TIM's offices) from the end of the fiscal year of TIM during which the last entry was made on the record. The President may authorize the Proxy Voting Coordinator to engage one or more service providers to perform any portion of the ir recordkeeping function provided (1) the function is performed in compliance with then applicable governmental regulations, and (2) each service provider provides a written undertaking to furnish the records to TIM promptly upon request.

As adopted July 17, 2003; revised July 20, 2005; revised April 19,
2006.


 ASTSAISUP1


IV. New Subadvisor & New Portfolio Name: AST William Blair
International Growth Portfolio

The name of the Portfolio will change on or about November 13, 2006 to AST International Growth Portfolio. Effective on or about November 13, 2006 all references to AST William Blair International Growth Portfolio are replaced by references to AST International Growth Portfolio.

Effective on or about November 17, 2006, Marsico Capital Management, LLC ("Marsico") will join William Blair & Company, LLC as a sub-advisor to the AST International Growth Portfolio.

To reflect the addition of Marsico as a sub-advisor, the indicated sections of the SAI are revised effective on or about November 17, 2006.

The table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" is hereby amended by adding the following information pertaining to Marsico:

PORTFOLIO                      SUBADVISER   FEE*

AST International Growth       Marsico      0.45% to $500 million;
                                            0.40% over $500 million
                                            to $1 billion; 0.35% on
                                            assets over $1 billion

The section of the SAI entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Other Accounts and Fund Ownership" is hereby amended by adding the following information pertaining to Marsico:

AST International Growth Portfolio


SUBADVISER        PORTFOLIO    REGISTERED   OTHER      OTHER      OWNERSHIP
                  MANAGER(S)   INVESTMENT   POOLED     ACCOUNTS  OF FUND
                               COMPANIES    INVESTMENT           SECURITIES
                                            VEHICLES

Marsico Capital   James G.    15 registered  None     5 other     None
Management, LLC   Gendelman   investment              accounts
                              companies               with
                              with                    $334,273,000
                              $5,100,002,000          in assets
                              in assets

The section of the SAI entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Compensation and Conflicts of Interest" is hereby amended by adding the following information pertaining to Marsico:

Portfolio Manager Compensation .

Marsico Capital Management LLC's ("MCM") portfolio managers are generally subject to the compensation structure applicable to all MCM employees. As such, Mr. Gendelman's compensation consists of a base salary (reevaluated at least annually), and periodic cash bonuses. Bonuses are typically based on two primary factors: (1) MCM's overall profitability for the period, and (2) individual achievement and contribution.

Portfolio manager compensation takes into account, among other factors, the overall performance of all accounts for which the manager provides investment advisory services. Portfolio managers do not receive special consideration based on the performance of particular accounts. Exceptional individual efforts are rewarded through greater participation in the bonus pool. Portfolio manager compensation comes solely from MCM.

ASTSAISUP1


Although MCM may compare account performance with relevant benchmark indices, portfolio manager compensation is not directly tied to achieving any pre-determined or specified level of performance. In order to encourage a long-term time horizon for managing portfolios, MCM seeks to evaluate the portfolio manager's individual performance over periods longer than the immediate compensation period. In addition, portfolio managers are compensated based on other criteria, including effectiveness of leadership within MCM's Investment Team, contributions to MCM's overall investment performance, discrete securities analysis, and other factors.

In addition to his salary and bonus, Mr. Gendelman may participate in other MCM benefits to the same extent and on the same basis as other MCM employees.

Material Conflicts .

Portfolio managers at MCM typically manage multiple accounts. These accounts may include, among others, mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations, and accounts managed on behalf of individuals), and commingled trust accounts. Portfolio managers make investment decisions for each portfolio, based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio, or may take similar actions for different portfolios at different times. As a result, the mix of securities purchased in one portfolio may perform better than the mix of securities purchased for another portfolio. Similarly, the sale of securities from one portfolio may cause that portfolio to perform better than others if the value of those securities decline.

Potential conflicts of interest may also arise when allocating and/or aggregating trades. MCM often aggregates into a single trade order several individual contemporaneous client trade orders in a single security. Under MCM's trade management policy and procedures, when trades are aggregated on behalf of more than one account, such transactions will be allocated to all participating client accounts in a fair and equitable manner. With respect to IPOs and other syndicated or limited offerings, it is MCM's policy to seek to ensure that over the long term, accounts with the same or similar investment objectives will receive an equitable opportunity to participate meaningfully and will not be unfairly disadvantaged. To deal with such situations, MCM has adopted policies and procedures for allocating such transactions across multiple accounts. MCM's policies also seek to ensure that portfolio managers do not systematically allocate other types of trades in a manner that would be more beneficial to one account than another. MCM's compliance department monitors transactions made on behalf of multiple clients to seek to ensure adherence to its policies.

As discussed above, MCM has adopted and implemented policies and procedures that seek to minimize potential conflicts of interest that may arise as a result of a portfolio manager advising multiple accounts. In addition, MCM monitors a variety of areas, including compliance with primary Fund guidelines, the allocation of securities, and compliance with its Code of Ethics.

Appendix II to the SAI, entitled "Proxy Voting Policies of the
Subadvisers" is hereby amended by adding the following information pertaining to Marsico:

 It is the policy of Marsico Capital Management, LLC ("MCM") to seek to vote or otherwise process, such as by a decision to abstain from voting or to take no action on, proxies over which it has voting authority in the best interests of MCM's clients, as summarized here.

ASTSAISUP1




..
MCM's security analysts generally review proxy proposals as part of their monitoring of portfolio companies. Under MCM's investment discipline, one of the qualities that MCM generally seeks in companies selected for client portfolios is good management teams that generally seek to serve shareholder interests. Because MCM believes that the management teams of most companies it invests in generally seek to serve shareholder interests, MCM believes that voting proxy proposals in clients' best economic interests usually means voting with the recommendations of these management teams (including their boards of directors).

..
In certain circumstances, MCM's vote-by-vote analysis of proxy proposals could lead it to conclude that particular management recommendations may not appear as closely aligned with shareholder interests as MCM may deem desirable, or could be disregarded in the best interests of shareholders. In those and other circumstances, MCM may, in its sole discretion, vote against a management recommendation based on its analysis if such a vote appears consistent with the best interests of clients.
..
MCM may process certain proxies without voting them, such as by making a decision to abstain from voting or take no action on such proxies (or on certain proposals within such proxies). Examples include, without limitation, proxies issued by companies that MCM has decided to sell, proxies issued for securities that MCM did not select for a client portfolio (such as, without limitation, securities that were selected by the client or by a previous adviser, unsupervised securities held in a client's account, money market securities, or other securities selected by clients or their representatives other than MCM), or proxies issued by foreign companies that impose burdensome or unreasonable voting, power of attorney, or holding requirements. MCM also may abstain from voting, or take no action on, proxies in other circumstances, such as when voting may not be in the best interests of clients, as an alternative to voting with (or against) management, or when voting may be unduly burdensome or expensive.

..
In circumstances when there may be an apparent material conflict of interest between MCM's interests and clients' interests in how proxies are voted (such as when MCM knows that a proxy issuer is also an MCM client), MCM generally will resolve any appearance concerns by causing those proxies to be "echo voted" or "mirror voted" in the same proportion as other votes, or by voting the proxies as recommended by an independent service provider. In other cases, MCM might use other procedures to resolve an apparent material conflict.

..
MCM may use an independent service provider to help vote proxies, keep voting records, and disclose voting information to clients. MCM's Proxy Voting policy and reports describing the voting of a client's proxies are available to the client on request.

..
MCM seeks to ensure that, to the extent reasonably feasible, proxies for which MCM receives ballots in good order and receives timely notice will be voted or otherwise processed (such as through a decision to abstain or take no action) as intended under MCM's Proxy Voting policy and procedures. MCM may be unable to vote or otherwise process proxy ballots that are not received or processed in a timely manner due to functional limitations of the proxy voting system, custodial limitations, or other factors beyond MCM's control. Such ballots may include, without limitation, ballots for securities out on loan under securities lending programs initiated by the client or its custodian, ballots not timely forwarded by a custodian, or ballots for which MCM does not receive timely notice from a proxy voting service provider of factors such as the proxy proposal itself or modifications to the required vote cast date.

V. New Portfolio Managers: AST Asset Allocation Portfolios and AST Global Allocation Portfolio

The section of the SAI entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Other Accounts and Fund Ownership" is hereby amended by adding the information set forth below with respect to each of AST Global Allocation Portfolio, AST Growth Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Balanced

ASTSAISUP1



Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio. The information is presented as of June 30, 2006 and does not reflect accounts and assets for any of the AST portfolios listed below.

AST Global Allocation Portfolio
ADVISER(S):  Prudential Investments LLC


PORTFOLIO MANAGER(S)
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with $13,407,676,380
 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with $5,320,196,7
59 in assets under management
OTHER ACCOUNTS
94 other accounts with $18,276,972,351 in assets
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGER(S)
Ted Lockwood
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with $13,407,679,380
 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with $5,320,196,759
 in assets under management
OTHER ACCOUNTS
93 other accounts with $18,215,434,261 in assets
OWNERSHIP OF FUND SECURITIES
None


AST Aggressive Asset Allocation Portfolio
ADVISER(S):  Prudential Investments LLC


PORTFOLIO MANAGER(S)
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,676,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
94 other accounts with $18,276,972,351 in assets
OWNERSHIP OF FUND SECURITIES
None


PORTFOLIO MANAGER(S)
Ted Lockwood
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,679,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
93 other accounts with $18,215,434,261 in assets
OWNERSHIP OF FUND SECURITIES
None


AST Capital Growth Asset Allocation Portfolio
ADVISER(S): Prudential Investments LLC

PORTFOLIO MANAGER(S)
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,676,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
94 other accounts with $18,276,972,351 in assets
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGER(S)
Ted Lockwood
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,679,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
93 other accounts with $18,215,434,261 in assets
OWNERSHIP OF FUND SECURITIES
None

AST Balanced Asset Allocation Portfolio
ADVISER(S): Prudential Investments LLC

PORTFOLIO MANAGER(S)
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,676,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
94 other accounts with $18,276,972,351 in assets
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGER(S)
Ted Lockwood
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,679,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
93 other accounts with $18,215,434,261 in assets
OWNERSHIP OF FUND SECURITIES
None


AST Conservative Asset Allocation Portfolio
ADVISER(S):  Prudential Investments LLC

PORTFOLIO MANAGER(S)
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,676,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21 other pooled investment vehicles with $5,320,196,759 in assets under management
OTHER ACCOUNTS
94 other accounts with $18,276,972,351 in assets
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGER(S)
Ted Lockwood
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,679,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21 other pooled investment vehicles
with $5,320,196,759 in assets under management
OTHER ACCOUNTS
93 other accounts with $18,215,434,261 in assets
OWNERSHIP OF FUND SECURITIES
None


AST Preservation Asset Allocation Portfolio
ADVISER(S): Prudential Investments LLC

PORTFOLIO MANAGER(S)
Michael A. Lenarcic
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,676,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21 other pooled investment vehicles with $5,320,196,759 in assets under management
OTHER ACCOUNTS
94 other accounts with $18,276,972,351 in assets
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGER(S)
Ted Lockwood
REGISTERED INVESTMENT COMPANIES
20 registered investment companies with
$13,407,679,380 in assets
OTHER POOLED INVESTMENT VEHICLES
21other pooled investment vehicles with
$5,320,196,759 in assets under management
OTHER ACCOUNTS
93 other accounts with $18,215,434,261 in assets
OWNERSHIP OF FUND SECURITIES
None


ASTSAISUP1


* "Other Pooled Investment Vehicles" includes commingled insurance company separate accounts, commingled trust funds and other commingled investment vehicles. "Other Accounts" includes single client accounts, managed accounts (which are counted as one account per managed account platform), and accounts of affiliates.

** Accounts are managed on a team basis. If a portfolio manager is a member of a team, any account managed by that team is included in the number of accounts and total assets for such portfolio manager (even if such portfolio manager is not primarily involved in the day-to-day management of the account).

The section of the SAI entitled "Management & Advisory Arrangements-Additional Information About the Portfolio Managers-Compensation and Conflicts of Interest" is supplemented by adding the information set forth below with respect to Prudential Investments LLC:

Prudential Investments LLC

Portfolio Manager Compensation

Prudential provides compensation opportunities to eligible employees to motivate and reward the achievement of outstanding results by providing market-based programs that:

.. Attract and reward highly qualified employees
.. Align with critical business goals and objectives
.. Link to the performance results relevant to the business segment and Prudential
.. Retain top performers
.. Pay for results and differentiate levels of performance
.. Foster behaviors and contributions that promote Prudential's success

The components of compensation for a Vice President in Prudential Investments consists of base salary, annual incentive compensation and long term incentive compensation.

Base Pay Overview:

The Prudential compensation structure is organized in grades, each with its own minimum and maximum base pay (i.e., salary). The grades reflect pay patterns in the market. Each job in the plan - from CEO through an entry-level job - is included in one of the grades. The main determinant of placement in the base pay structure is market data. On an annual basis, Corporate Compensation collects and analyzes market data to determine if any change to the placement of job in the structure is necessary to maintain market competitiveness. If necessary, structural compensation changes (e.g., increases to base pay minimum and maximums) will be effective on the plan's effective date for base pay increases.

Annual Incentive Compensation Overview:

The plan provides an opportunity for all participants to share in the annual results of Prudential, as well as the results of their division or profit center. Results are reviewed and incentive payments are made as early as practicable after the close of the plan year. Incentive payments are awarded based on organizational performance - which determines the available dollar amounts - and individual performance. Individual performance will be evaluated on the basis of contributions relative to others in the organization.

Incentive payments are granted from a budgeted amount of money that is made available by the Company. Initial budgets are developed by determining the competitive market rates for

ASTSAISUP1



incentives as compared to our comparator companies. Each organization's budget pool may be increased or decreased based on organizational performance. Organizational performance is determined by a review of performance relative to our comparator group, as well as key measures indicated in our business plan, such as Return on Required Equity (RORE), earnings and revenue growth.

Long Term Incentive Compensation Overview:

In addition, executives at the Vice President level and above are eligible to participate in a long term incentive program to provide an ownership stake in Prudential Financial. Long-Term incentives currently consist of restricted stock and stock options. The stock options vest 1/3 per year over 3 years and the restricted stock vests 100% at the end of 3 years.

Compensation - AST Global Allocation Portfolio and each of the
AST Dynamic Asset Allocation Portfolios:

Two of the portfolio managers for the AST Global Allocation Portfolio and the AST Dynamic Asset Allocation Portfolios (Michael Lenarcic and Ted Lockwood) do not receive any compensation in connection with their services and activities for those portfolios. They are, however, compensated as employees of an affiliated investment adviser. Set forth below is an explanation of the material conflicts of interest that may arise as a result of this fact.

Conflicts of Interest

Two of the portfolio managers for the Global Allocation Portfolio and each of the Dynamic Asset Allocation Portfolios (the "Portfolios") are also employees and/or officers of an affiliated investment adviser of PI (the "Affiliate"). As a result, these portfolio managers will spend a significant portion of their time on matters unrelated to the Portfolios. In addition to their duties to the Portfolios, these managers are responsible as employees and/or officers of the Affiliate for managing certain accounts and portfolios (including asset allocation accounts and portfolios), including accounts of affiliates, institutional accounts, mutual funds (including those managed by PI), insurance company separate accounts, various pooled investment vehicles and accounts with performance based fees. As a result of the foregoing, conflicts of interest will arise, including those relating to allocation of management time, services and functions among PI, the Affiliate and their Clients.

As described above under "Compensation", these portfolio managers are not entitled to receive compensation for their roles as portfolio managers of the Global Allocation Portfolio and the Dynamic Asset Allocation Portfolios. However, they are compensated as employees/officers of the Affiliate for their services and activities with respect to the Affiliate's client accounts and portfolios. The compensation is a combination of base salary, performance-based annual cash incentive bonus and long-term incentive grant. The long-term incentive grant is subject to increase or decrease based on the annual performance of certain accounts advised by the Affiliate (these could include sub-advised mutual funds and sleeve portfolios for which PI serves as investment manager). As a result of the foregoing, there may be an incentive for these portfolio managers to favor the Affiliate and the Affiliates' client accounts when allocating their time and attention among the matters relating to the Affiliate and PI.

PI follows Prudential Financial's policies on business ethics, personal securities trading by investment personnel, and information barriers and has adopted a code of ethics, allocation policies, supervisory procedures and conflicts of interest policies, among other policies and procedures, which are designed to ensure that clients are not harmed by these potential or actual conflicts of interests; however, there is no guarantee that such policies and procedures will detect and ensure avoidance, disclosure or mitigation of each and every situation in which a conflict may arise.